Exhibit 10.4

Execution Copy

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT, dated as of June 28, 2013 (this “Agreement”), to the Credit Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), dated as of March 7, 2013, among LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, LP, a Virginia limited partnership (the “Borrower”), LANDMARK APARTMENT TRUST OF AMERICA, INC., a Maryland corporation (the “REIT”) and the other GUARANTORS from time to time party thereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower and the REIT have informed the Administrative Agent that (i) the REIT is proposing to issue and sell to iStar Apartment Holdings LLC, a wholly owned subsidiary of iStar Financial Inc. and BREDS II Q Landmark LLC, an entity Controlled by Blackstone Real Estate Special Situations Advisors L.L.C., in one transaction or a series of transactions, up to 28,500,000 shares of newly issued preferred Equity Interests for a per share purchase price of ten dollars ($10.00) and (ii) the REIT intends to use the proceeds thereof to purchase from the Borrower newly issued preferred partnership units, redeem all of its existing preferred stock and pay reasonable out of pocket costs and expenses related to the foregoing; and

WHEREAS, in connection with the foregoing, the Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to all of the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

1.1 Definitions. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions (to the extent already included in Section 1.01) and adding the following definitions in the appropriate alphabetical location (to the extent not already included in Section 1.01):

“Additional Transaction Documents” means, collectively, each document, instrument, certificate, or agreement, in each case, in a form substantially identical to the corresponding document, instrument, certificate and agreement that is part of the Transaction Documents, to be issued or executed by the parties in connection with the issuance of any Preferred Equity Interests described in clause (ii) of the definition of Permitted Investment, in each case, as such document, instrument, certificate or agreement is in effect on the date of the initial issuance thereof.

“Applicable Rate” means the applicable percentage per annum set forth below determined by reference to the Debt Yield as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b), subject to adjustment based on the ratio of Consolidated Funded Indebtedness to Total Asset Value and the Fixed Charge Coverage Ratio as set forth below:

Applicable Rate
Pricing Level	Debt Yield	Eurodollar Rate	Base Rate
1	≥ 9.50%	2.50%	1.50%
2	< 9.50%	2.75%	1.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Debt Yield shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that, subject to the next succeeding sentence, (i) if at any time during the period commencing on December 31, 2013 and ending on the Existing Maturity Date, the Consolidated Funded Indebtedness as of the last day of the fiscal quarter of the REIT then most recently ended for which a Compliance Certificate has been delivered pursuant to Section 6.02(b) is more than 70% of Total Asset Value, all applicable margins in the pricing grid above shall be increased by 0.25% and (ii) if at any time during the period commencing on the Second Amendment Effective Date and ending on the Existing Maturity Date, the Consolidated Fixed Charge Coverage Ratio as of the last day of the fiscal quarter of the REIT then most recently ended for which a Compliance Certificate has been delivered pursuant to Section 6.02(b) is (x) less than 1.15:1.00 but greater than or equal to 1.10:1.00, all applicable margins in the pricing grid above shall be increased by 0.25% or (y) less than 1.10:1.00 but greater than or equal to 1.05:1.00, all applicable margins in the pricing grid above shall be increased by 0.50%; provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then Pricing Level 2 plus the maximum pricing increases applicable pursuant to the prior proviso shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. Any such increase of the applicable margins in the pricing grid above based on Consolidated Funded Indebtedness as a percentage of Total Asset Value and/or the Consolidated Fixed Charge Coverage Ratio (x) shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b), (y) shall be cumulative (such that if as of any date of determination Consolidated Funded Indebtedness is more than 70% of Total Asset Value and the Consolidated Fixed Charge Coverage Ratio is less than 1:15:1.00 but greater than or equal to 1.10:1.00, the applicable margins in the pricing grid above shall be increased by 0.50%) and (z) shall be of no further force or effect (and the applicable margins in the pricing grid above shall apply) on the date upon which the next Compliance Certificate is delivered (or, if earlier, required to be delivered) pursuant to Section 6.02(b) (subject to increase again as provided above).

Notwithstanding anything to the contrary contained in this definition, (i) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter of the REIT ending June 30, 2013, the Pricing Level determined based on the Debt Yield as set forth in the Pro Forma Closing Date Compliance Certificate shall apply and (ii) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Blackstone” means Blackstone Real Estate Special Situations Advisors L.L.C. and Blackstone Real Estate Advisors L.P.

“Blackstone Entity” means any of Blackstone and its Affiliates.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Investors, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the REIT entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities (other than limited partnership interests in the Borrower) that such “person” or “group” has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the REIT cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors) or (iv) who were designated by (x) a Blackstone Entity, (y) an iStar Entity or (z) a Qualified Transferee that has acquired the right to designate individuals to the board of directors or other equivalent governing body of the REIT in connection with such Qualified Transferee’s acquisition of Preferred Investment Preferred Stock, in each case under this clause (iv), in accordance with terms of the Corporate Governance Agreement (as defined in the Series D Articles Supplementary) as in effect on the Second Amendment Effective Date; or

(c) any Person or two or more Persons, other than a Permitted Investor, acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the REIT, or control over the equity securities of the REIT entitled to vote for members of the board of directors or equivalent governing body of the REIT on a fully-diluted basis (and taking into account all such securities (other than limited partnership interests in the Borrower) that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities;

(d) (i) the REIT shall cease to be the sole general partner of the Borrower or shall cease to own, directly, 100% of the general partnership interests of the Borrower, (ii) any holder of a limited partnership interest in the Borrower, other than a holder of Preferred Investment Partnership Units, is provided with or obtains voting rights with respect to such limited partnership interest that are more expansive in any material respect than the voting rights afforded to limited partners of the Borrower under the Organization Documents of the Borrower in effect on the Closing Date or (iii) the REIT’s interest in the Borrower shall cease to be its principal asset;

(e) the REIT and/or Permitted Investors shall cease to Control the Borrower; or

(f) the Borrower shall cease, directly or indirectly, to own and Control legally and beneficially all of the Equity Interests of each of the Subsidiary Guarantors, except for the Disposition of a Guarantor expressly permitted under this Agreement.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date less (ii) the aggregate Capex Reserve for all Real Properties at such date of determination to (b) the sum of (i) Consolidated Interest Charges for such period, (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money of the REIT and its Subsidiaries for such period, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness not prohibited under Section 7.02, (iii) the aggregate amount of all Restricted Payments made by the REIT and its Subsidiaries during such period other than Restricted Payments made pursuant to Sections 7.06(h), (i) and (j) and (iv) the aggregate amount of Federal, state, local and foreign income taxes paid in cash by the REIT and its Subsidiaries for such period.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and capital/statutory surplus or shareholder’s equity of $250,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

“Existing Preferred Equity Interests” means the REIT’s 9.75% Series A Cumulative Non-Convertible Preferred Stock, 9.75% and Series B Cumulative Non-Convertible Preferred Stock and the Borrower’s 9.75% Series A Cumulative Non-Convertible Preferred Partnership Units and 9.75% Series B Cumulative Non-Convertible Preferred Partnership Units.

“iStar” means iStar Financial Inc.

“iStar Apartments” means iStar Apartment Holdings LLC.

“iStar Entity” means any of iStar and its Affiliates.

“Net Operating Cash Flow” has the meaning given to such term in the Series D Articles Supplementary.

“Permitted Fund Manager” means any Person that on the date of determination is not a Prohibited Person and is (i) one of the Persons listed on Exhibit C to the Second Amendment or any other nationally recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, or (ii) a Person that is a Qualified Transferee pursuant to clauses (iii)(a), (iii)(b), (iii)(c) or (iii)(e) of the definition thereof, in each case which are investing through a fund or funds with aggregate committed capital under management of at least $500,000,000.

“Permitted Investor” means (i) each iStar Entity, (ii) each Blackstone Entity and (iii) each other holder of the Preferred Investment Preferred Stock that meets all of the requirements of a Qualified Transferee at the date that such holder acquires Preferred Investment Preferred Stock or Preferred Investment Partnership Units other than as a redemption of Preferred Investment Preferred Stock.

“Preferred Equity Interests” means any series of preferred stock, units or other Equity Interests authorized and issued by the REIT or the Borrower, and shall include in any event, the Existing Preferred Equity Interests, the Series D Preferred Stock, the Series D Preferred Partnership Units and any other Preferred Investment Preferred Stock or Preferred Investment Partnership Units.

“Preferred Investment” means the acquisition by one or more iStar Entities and one or more Blackstone Entities, in one transaction or a series of transactions, of (i) 22,500,000 shares of Series D Preferred Stock and (ii) up to 60,000,000 shares of Series D Preferred Stock and/or a new series of Preferred Equity Interests issued by the REIT on terms and pursuant to documentation substantially identical to the Series D Preferred Stock, in each case, for a per share purchase price of ten dollars ($10.00).

“Preferred Investment Articles Supplementary” means, collectively, (i) the Series D Articles Supplementary and (ii) any “Articles Supplementary” or similar document that is on terms substantially identical to the terms of the Series D Articles Supplementary and executed in connection with any other Preferred Investment Preferred Stock.

“Preferred Investment Common Stock” means, collectively, (i) the Series D Common Stock and (ii) any other series of common Equity Interests issued by the REIT that is on terms substantially identical to the Series D Common Stock, in each case, as part of the Preferred Investment.

“Preferred Investment Partnership Designation” means, collectively, (i) the Series D Partnership Designation and (ii) any “Designation of Partnership Units” or similar document that is on terms substantially identical to the terms of the Series D Partnership Designation and executed in connection with any other Preferred Investment Partnership Units.

“Preferred Investment Partnership Units” means, collectively, (i) the Series D Partnership Units and (ii) any other series of Preferred Equity Interests issued by the Borrower on terms substantially identical to the Series D Preferred Partnership Units, in each case, purchased with the proceeds of the Preferred Investment.

“Preferred Investment Preferred Stock” means, collectively, (i) the Series D Preferred Stock and (ii) any other series of Preferred Equity Interests issued by the REIT on terms substantially identical to the Series D Preferred Stock, in each case, as part of the Preferred Investment.

“Prohibited Person” means any Person:

(a) listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b) that is owned or Controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(c) with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e) that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or at any replacement website or other replacement official publication of such list; or

(f) who is an Affiliate of a Person listed in clauses (a) through (e) above.

“Qualified Transferee” means (i) any Blackstone Entity, (ii) any iStar Entity or (iii) any Person that is one or more of the following:

(a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;

(b) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;

(c) an institution substantially similar to any of the foregoing entities described in clause (iii)(a) or (iii)(b) above that satisfies the Eligibility Requirements;

(d) any Person Controlled by, Controlling or under common Control with any one or more of the Persons described in clause (iii)(a), clause (iii)(b) or clause (iii)(c) above or clause (iii)(e) below of this definition (provided that for this purpose, such Person and all such other Persons shall be aggregated as if they were one Person for purposes of measuring compliance with clause (i) of the Eligibility Requirements); or

(e) an investment fund, limited liability company, limited partnership or general partnership (a “Permitted Investment Fund”) where (I) a Permitted Fund Manager acts (directly or indirectly) as general partner, managing member or fund manager, and (II) at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more of the following: a Permitted Investor, a Qualified Transferee, an institutional “accredited investor”, within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934, as amended, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the fifty percent (50%) test set forth above in this clause (e) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements.

Notwithstanding the foregoing, no Person shall be or be deemed to be a Qualified Transferee if (i) with respect to a prospective Qualified Transferee under clause (b) above, any member of the board of directors or equivalent governing body of such Person (including any trustee of a trust, any managing member of a limited liability company and any general partner of a partnership), or any member of the senior management of such Person, has been convicted of a felony; (ii) such Person is the subject of any proceeding under any Debtor Relief Law; (iii) such Person or any Affiliate of such Person is a Prohibited Person; or (iv) such Person is the REIT or an Affiliate of the REIT.

“Redemption Event” means an event or series of events the effect of which is that any Preferred Equity Interests are required to be redeemed by the REIT or the Borrower, as applicable, or any holders of Preferred Equity Interests have the right to request or require the redemption of such Preferred Equity Interests by the REIT or the Borrower, as applicable, in each case, whether for payment in cash, securities or other property (or a combination thereof), including, without limitation, any Optional Redemption Event (or equivalent event) as defined in any Preferred Investment Articles Supplementary.

“Sale Proceeds” means has the meaning given to such term in the Series D Articles Supplementary.

“Second Amendment” means the Second Amendment, dated as of June 28, 2013, to this Agreement, among the Borrower, the REIT, the other Guarantors, the Lenders and the Administrative Agent.

“Second Amendment Effective Date” means June 28, 2013.

“Series D Articles Supplementary” means the “Landmark Apartment Trust of America, Inc. Articles Supplementary 8.75% Series D Cumulative Non-Convertible Preferred Stock” attached to the Second Amendment as Exhibit A.

“Series D Common Stock” means the REIT’s Series D Common Stock as more fully described in the “Articles Supplementary” creating such stock as in effect on the Second Amendment Effective Date.

“Series D Partnership Designation” means the “Landmark Apartment Trust of America Holdings, L.P. Designation of 8.75% Series D Cumulative Preferred Partnership Units” attached to the Second Amendment as Exhibit B.

“Series D Pledge Agreement” means that certain Pledge Agreement, dated as of June 28, 2013, made by and between the Borrower and the REIT, iStar Apartment, acting for itself and as agent for the other iStar Group Holders (as defined in the Series D Articles Supplementary), and BREDS II Q Landmark LLC, acting for itself and as agent for the other BREDS Holders (as defined in the Series D Articles Supplementary), in form and substance satisfactory to the Administrative Agent.

“Series D Preferred Partnership Units” means the Borrower’s 8.75% Series D Cumulative Preferred Partnership Units as more fully described in the Series D Partnership Designation.

“Series D Preferred Stock” means the REIT’s 8.75% Series D Cumulative Non-Convertible Preferred Stock as more fully described in the Series D Articles Supplementary.

“Transaction Documents” has the meaning specified in the Series D Articles Supplementary and means each such document as in effect on the Second Amendment Effective Date.

“Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise. “Transferring” and “Transferred” have meanings correlative thereto.

“Unrestricted Cash” means, at any time, (a) the aggregate amount of cash and Cash Equivalents of the REIT and its Subsidiaries at such time that are not subject to any pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where such cash and Cash Equivalents are maintained), minus (b) the sum of amounts included in the foregoing clause (a) that are held by a Person other than the REIT or any of its Subsidiaries as a deposit or security for Contractual Obligations minus (c) the sum of all amounts that are held by the REIT or any of its Subsidiaries as a reserve pursuant to, in connection with or as required by any Contractual Obligation.

1.2 Section 2.14(a). Section 2.14(a) of the Credit Agreement is hereby amended and restated to read as follows:

(a) Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 90 days and not later than thirty (30) days prior to March 7, 2015 (the “Existing Maturity Date”), require that the Lenders extend the Maturity Date for an additional one year from the Existing Maturity Date (the “Extension Period”).

1.3 Section 2.14(b). Section 2.14(b) of the Credit Agreement is hereby amended by (i) deleting “and” appearing at the end of clause (vii) thereof, (ii) replacing the period appearing at the end of clause (viii) thereof and substituting therefor “; and” and (iii) adding a new clause (ix) thereto which reads as follows:

(ix) the Administrative Agent shall have received evidence, satisfactory to it in its sole and absolute discretion, of the Borrower’s power and authority to extend the Maturity Date hereunder.

1.4 Section 2.15(e). Section 2.15(e) of the Credit Agreement is hereby amended by (i) deleting “and” appearing at the end of clause (iv) thereof, (ii) replacing the period appearing at the end of clause (v) thereof and substituting therefor “; and” and (iii) adding a new clause (vi) thereto which reads as follows:

(vi) the Administrative Agent shall have received evidence, satisfactory to it in its sole and absolute discretion, of the Borrower’s power and authority to increase the Loans hereunder.

1.5 Section 4.02(f). Section 4.02(f) of the Credit Agreement is hereby amended and restated to read as follows:

(f) The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that either (i) after giving effect to the Borrowing the REIT and its Subsidiaries are in compliance with the Series D Articles Supplementary and any other Articles Supplementary in effect on such date, including, if requested by the Administrative Agent, calculations, in form, substance and detail satisfactory to the Administrative Agent, evidencing their compliance, or (ii) the holder (or holders) of a majority of the issued and outstanding shares of each series of outstanding Preferred Equity Interests have consented to the incurrence of all Indebtedness by the Loan Parties under this Agreement and the other Loan Documents and to the performance by the Loan Parties of their obligations hereunder and thereunder.

1.6 Section 6.03. Section 6.03 of the Credit Agreement is hereby amended by (i) deleting “and” appearing at the end of clause (g) thereof, (ii) replacing the period appearing at the end of clause (h) thereof and substituting therefor “; and” and (iii) adding a new clause (i) thereto which reads as follows:

(i) of the occurrence of any Redemption Event.

1.7 Section 7.01(a). Section 7.01(a) of the Credit Agreement is hereby amended by (i) deleting “and” appearing at the end of clause (ix) thereof and (ii) adding a new clause (xi) thereto which reads as follows:

(xi) Liens on Preferred Investment Partnership Units granted by the REIT to a Permitted Investor pursuant to the terms of the Series D Pledge Agreement or any substantially identical pledge agreement that constitutes an Additional Transaction Document, securing Indebtedness permitted under Section 7.02(e) and all obligations under the Transaction Documents and the Additional Transaction Documents; and

1.8 Section 7.02. Section 7.02 of the Credit Agreement is hereby amended by (i) deleting “and” appearing at the end of clause (c) thereof, (ii) replacing the period appearing at the end of clause (d) thereof and substituting therefor “; and” and (iii) adding a new clause (e) thereto which reads as follows:

(e) Indebtedness of the REIT evidenced by the Preferred Investment Preferred Stock and Indebtedness of the Borrower evidenced by the Preferred Investment Partnership Units.

1.9 Section 7.03. Section 7.03 of the Credit Agreement is hereby amended by (i) deleting “and” appearing at the end of clause (h) thereof, (ii) replacing the period appearing at the end of clause (i) thereof and substituting therefor “; and” and (iii) adding a new clause (j) thereto which reads as follows:

(j) any Investment consisting of a contribution by the Borrower to a Subsidiary of cash that constitutes the proceeds received by the Borrower from the issuance of the Preferred Investment Partnership Units.

1.10 Section 7.05. Section 7.05 of the Credit Agreement is hereby amended by (i) deleting “and” appearing at the end of clause (c) thereof, (ii) amending and restating clause (d) thereof to read as follows and (iii) adding new clauses (e) and (f) thereto which reads as follows:

(d) the issuance of common limited partnership interests of the Borrower, Equity Interests of the REIT, or Preferred Investment Partnership Units, but, in each case, solely to the extent that, after giving effect thereto, a Change of Control has not occurred;

(e) the Lien permitted by Section 7.01(a)(ix); and

(f) Dispositions of Preferred Investment Partnership Units in accordance with the terms of Section 2.02 of the Series D Pledge Agreement or the corresponding provision of any identical pledge agreement that constitutes an Additional Transaction Document and Section 6(i) of the Series D Articles Supplementary or the corresponding provision of any other Preferred Investment Articles Supplementary, but solely to the extent that after giving effect to any such Disposition, a Change of Control has not occurred;

1.11 Section 7.06. Section 7.06 of the Credit Agreement is hereby amended by (i) deleting “and” appearing at the end of clause (d) thereof, (ii) replacing the period appearing at the end of clause (e) thereof with a semi-colon and (iii) adding new clauses (g) through (k) thereto which read as follows:

(g) the REIT and the Borrower may purchase, redeem or otherwise acquire all, but not less than all, of their Existing Preferred Equity Interests with proceeds received from the Preferred Investment;

(h) the Borrower may make Restricted Payments in an aggregate amount in any fiscal year of the REIT not to exceed the Net Operating Cash Flow for such fiscal year, so long as (i) no Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or would result therefrom and (ii) after giving effect to any such Restricted Payment, Unrestricted Cash shall not be less than $1,000,000;

(i) the Borrower may make Restricted Payments from time to time with Sale Proceeds, so long as (i) no Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or would result therefrom and (ii) after giving effect to any such Restricted Payment, Unrestricted Cash shall not be less than $1,000,000;

(j) the REIT shall be permitted to make Restricted Payments in accordance with the Preferred Investment Articles Supplementary with any amounts received by it from the Borrower pursuant to Section 7.06(h) and Section 7.06(i); and

(k) upon the occurrence of an In-Kind Distribution (as defined in the Series D Pledge Agreement) or equivalent event described in any substantially identical pledge agreement that constitutes an Additional Transaction Document, the REIT may make distributions of Preferred Investment Partnership Units and Preferred Investment Common Stock in accordance with Section 2.02 of the Series D Pledge Agreement or corresponding provision of any substantially identical pledge agreement that constitutes an Additional Transaction Document and Section 6(i) of the Series D Articles Supplementary or the corresponding provision of any other Preferred Investment Articles Supplementary.

1.12 Section 7.09. Section 7.09 of the Credit Agreement is hereby amended by amending and restating the proviso contained in such section to read as follows:

; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(d) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; provided further that nothing in this Section 7.09 shall restrict the rights of the Permitted Investors, as holders of the Preferred Investment Preferred Stock, the Preferred Investment Partnership Units or the Preferred Investment Common Stock as set forth in any Preferred Investment Articles Supplementary, any Preferred Investment Designation or any Preferred Investment Common Stock, as applicable;

1.13 Section 7.12. Section 7.12 of the Credit Agreement is hereby amended and restated to read as follows:

7.12 Financial Covenants. (a) Consolidated Leverage Ratio. Permit Consolidated Funded Indebtedness to exceed (i) at any time through June 30, 2014, 75% of Total Asset Value, (ii) at any time after June 30, 2014 but prior to the Extension Period, 70% of Total Asset Value and (iii) at any time during the Extension Period, 65% of Total Asset Value, in each case, as of the last day of each fiscal quarter of the REIT.

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the REIT to be less than (i) 1.05:1.00 as of the end of any fiscal quarter ending prior to the Extension Period and (ii) 1.50:1.00 as of the end of any fiscal quarter ending during the Extension Period.

1.14 Section 11.19. The Credit Agreement is hereby amended by adding a new Section 11.19 thereto which reads as follows:

11.19 Authority. Notwithstanding anything herein to the contrary, the Administrative Agent shall be entitled from time to time (on behalf of itself or any of the Lenders) to require the Borrower to provide evidence satisfactory to the Administrative Agent, in its sole and absolute discretion, of the Borrower’s power and authority to perform its obligations or exercise any of its rights arising under or in connection with the Credit Agreement or any of the other Loan Documents.

SECTION 2. Consent. Subject to all of the terms and conditions set forth herein the Administrative Agent consents to the REIT and the Borrower amending, modifying or supplementing their respective Organization Documents, in each case as provided in the documentation delivered to and approved by the Administrative Agent pursuant to Section 3.2 hereof, to reflect authorization and issuance of the Series D Preferred Stock and Series D Preferred Partnership Units and any substantially identical amendments, modifications and supplements to their Organization Documents required in connection with authorization and issuance of any Preferred Investment Preferred Stock or Preferred Investment Partnership Units; provided that certified copies of all Additional Transaction Documents, including true, correct and complete copies of the Organization Documents of the REIT and the Borrower reflecting any and all such amendments, modifications and supplements are delivered to the Administrative Agent on or prior to the date of which they become effective.

SECTION 3. Conditions Precedent.

This Agreement shall become effective upon receipt by the Administrative Agent of the following, in each case in form and substance satisfactory to the Administrative Agent:

3.1 executed counterparts of this Agreement duly executed by each of the Loan Parties, the Administrative Agent and the Required Lenders; and

3.2 certified copies of all material Transaction Documents, including true, correct and complete copies of the Organization Documents of the REIT and the Borrower reflecting any and all amendments, modifications and supplements thereto, including without limitation those made in connection with the authorization and issuance of the Series D Preferred Stock, the Series D Preferred Partnership Units, the Series D Common Stock and the provisions thereof relating to all other Preferred Equity Interests existing on the Second Amendment Effective Date and each other document listed on Exhibit D attached hereto.

SECTION 4. Representations and Warranties. After giving effect to this Agreement, the Loan Parties, jointly and severally, reaffirm and restate the representations and warranties set forth in the Credit Agreement and in the other Loan Documents and all such representations and warranties shall be true and correct in all material respects on and as of the date hereof with the same force and effect as if made on such date, except (i) to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (iii) that for purposes of this Section 4, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement. Each of the Loan Parties represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:

(a) it has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(b) no consent of any Person (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement;

(c) this Agreement has been duly executed and delivered on its behalf by a duly authorized officer, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) no Default has occurred and is continuing; and

(e) the execution, delivery and performance of this Agreement will not (i) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (ii) violate any Law.

SECTION 5. Affirmation of Guarantors. Each Guarantor hereby approves and consents to this Agreement and the transactions contemplated by this Agreement and agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to (i) the Credit Agreement, as amended by this Agreement and (ii) all of the other Loan Documents, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.

SECTION 6. Costs and Expenses. The Borrower acknowledges and agrees that its payment obligations set forth in Section 11.04 of the Credit Agreement include the costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and any other documentation contemplated hereby (whether or not this Agreement becomes effective or the transactions contemplated hereby are consummated and whether or not a Default has occurred or is continuing), including, but not limited to, the reasonable fees and disbursements of Kaye Scholer LLP, counsel to the Administrative Agent.

SECTION 7. Ratification.

(a) Except as herein agreed, the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Loan Parties. Each of the Loan Parties hereby (i) confirms and agrees that the Borrower is truly and justly indebted to the Administrative Agent and the Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever, and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement and the other Loan Documents.

(b) This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

SECTION 8. Waivers; Amendments. Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Required Lenders.

SECTION 9. References. All references to the “Credit Agreement”, “thereunder”, “thereof” or words of like import in the Credit Agreement or any other Loan Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean and be a reference to the Credit Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

SECTION 10. Counterparts. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart.

SECTION 11. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 12. Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 14. Loan Document. The Loan Parties acknowledge and agree that this Agreement constitutes a Loan Document and that the failure of any of the Loan Parties to comply with the provisions of this Agreement shall constitute an Event of Default.

SECTION 15. Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the Loan Parties, the Administrative Agent and the Required Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, LP

By:	Landmark Apartment Trust of America, Inc., its general partner

	By:	/s/ Stanley J. Olander, Jr.
	Name:	Stanley J. Olander, Jr.
	Title:	Chief Executive Officer

GUARANTORS:

LANDMARK APARTMENT TRUST OF AMERICA, INC.

By:	/s/ Stanley J. Olander, Jr.
Name:	Stanley J. Olander, Jr.
Title:	Chief Executive Officer

LANDMARK AT HERITAGE FIELDS, LLC

By:	Landmark Apartment Trust of America Holdings, LP, its manager

	By:	Landmark Apartment Trust of America, Inc., its general partner

		By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

[Signature page to Second Amendment to LATA Credit Agreement]

LANDMARK AT RIDGEWOOD PRESERVE, LLC

By:	Landmark Apartment Trust of America Holdings, LP, its manager

	By:	Landmark Apartment Trust of America, Inc., its general partner

		By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

MANCHESTER PARK, LLC

By:	Landmark Apartment Trust of America Holdings, LP, its manager

	By:	Landmark Apartment Trust of America, Inc., its general partner

		By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

BAYMEADOWS PARTNERS, LLC

By:	Landmark Apartment Trust of America Holdings, LP, its manager

	By:	Landmark Apartment Trust of America, Inc., its general partner

		By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

[Signature page to Second Amendment to LATA Credit Agreement]

G&E APARTMENT REIT KENDRON VILLAGE, LLC

By:	Landmark Apartment Trust of America Holdings, LP, its manager

	By:	Landmark Apartment Trust of America, Inc., its general partner

		By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

BEAR CREEK PARTNERS, LLC

By:	Landmark Apartment Trust of America Holdings, LP, its manager

	By:	Landmark Apartment Trust of America, Inc., its general partner

		By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

BEDFORD PARTNERS, LLC

By:	Landmark Apartment Trust of America Holdings, LP, its manager

	By:	Landmark Apartment Trust of America, Inc., its general partner

		By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

[Signature page to Second Amendment to LATA Credit Agreement]

COTTONWOOD PARTNERS, LLC

By:	Landmark Apartment Trust of America Holdings, LP, its manager

	By:	Landmark Apartment Trust of America, Inc., its general partner

		By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

PEAR RIDGE PARTNERS, LLC

By:	Landmark Apartment Trust of America Holdings, LP, its manager

	By:	Landmark Apartment Trust of America, Inc., its general partner

		By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

RIVERVIEW PARTNERS SC, LLC

By:	Landmark Apartment Trust of America Holdings, LP, its manager

	By:	Landmark Apartment Trust of America, Inc., its general partner

		By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

[Signature page to Second Amendment to LATA Credit Agreement]

HAMPTON RIDGE PARTNERS, LLC

By:	Landmark Apartment Trust of America Holdings, LP, its manager

	By:	Landmark Apartment Trust of America, Inc., its general partner

		By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

[Signature page to Second Amendment to LATA Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Keegan Koch
Name:	Keegan Koch
Title:	Senior Vice President

[Signature page to Second Amendment to LATA Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Keegan Koch
Name:	Keegan Koch
Title:	Senior Vice President

[Signature page to Second Amendment to LATA Credit Agreement]

CITIBANK, N.A., as a lender

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Vice President

[Signature page to Second Amendment to LATA Credit Agreement]